EXHIBIT 22

                              COMPANY SUBSIDIARIES



                                                          Percent of
Name                                 Jurisdiction         Equity*
----                                 ------------         ------

Nikkohm Co. Ltd.                     Japan                49%
Nippon Vishay, K.K.                  Japan                100%
Vishay F.S.C., Inc.                  U.S. Virgin Islands  100%
VSH Holdings, Inc.                   Delaware             100%
Roederstein Electronics, Inc.        Delaware             100%
Measurements Group, Inc.             Delaware             100%
  Vishay MicroMeasures SA            France               100%
  Measurements Group GmbH            Germany              100%
   Grupo Da Medidas Iberica S.L.     Spain                100%
Vishay Israel Limited                Israel               100%
  Z.T.R. Electronics Ltd.            Israel               100%
  Vishay International Trade Ltd.    Israel               100%
  Dale Israel Electronics
   Industries, Ltd.                  Israel               100%
  Draloric Israel Ltd.               Israel               100%
  V.I.E.C. Ltd.                      Israel               100%
  Vilna Equities Holding, B.V.       Netherlands          100%
    Visra Electronics Financing B.V. Netherlands          100%
  Measurements Group (U.K.) Ltd.     England & Wales      100%
  Vishay Europe GmbH                 Germany              66.6% by Vishay Israel
                                                          27.2% by Vishay
                                                          3.8% by Vilna
                                                          2.4% by Dale



______________________________

Note:  Names of Subsidiaries are indented under name of Parent.

* Certain Directors' or other shares required by statute in foreign jurisdictions and totalling less than 1% of equity are omitted.




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                                                                    Percent of
Name                                           Jurisdiction         Equity*
----                                           ------------         ------

Roederstein GmbH                               Germany              100%
  Vitramon GmbH                                Germany              99%
  Roederstein-Produktionsgesellschaft
    GmbH                                       Germany              100%
  Roederstein Electronics Portugal Lda.        Portugal             100%
  Vishay Bauelemente Vertrieb GmbH             Germany              78%
  Vishay Bauelemente Vertrieb A.G.             Switzerland          100%
  Vishay Vertrieb Elektronischer
       Bauelemente Ges. mbH                    Austria              100%
  Klevestav-Roederstein Festigheter AB         Sweden               50%
  Vishay Compenents, S.A.                      Spain                100%
  Dzie Roederstein Electronische Onderdelen
       B.V.                                    Netherlands          40%
  N.V. Roederstein Electronics Components
       S.A.                                    Belgium              100%
  Fabrin Roederstein A.S.                      Denmark              40%
  OY Roederstein AB                            Finland              40%
  Okab Roederstein Finland OY                  Finland              44.4%
  Rogin Electronic S.A.                        France               33%
      Roederstein Norge AS                     Norway               40%
      Roederstein-Hilfe-GmbH                   Germany              100%
Draloric Electronic GmbH                       Germany              100%
Draloric Electronic SPOL S RO                  Czech Republic       100%
Vishay S.A.                                    France               99.8%
  Nicolitch S.A.                               France               100%
      Gravures Industrielles Mulhousiennes
        S.A.                                   France               100%
  Sfernice Ltd.                                England & Wales      100%
  Ultronix, Inc.                               Delaware             100%
      Ohmtek, Inc.                             New York             100%
      Techno Components Corp.                  Delaware             100%
E-Sil Components Ltd.                          England & Wales      100%
  Vishay Components (U.K.) Ltd.                England & Wales      100%
  Grued Corporation Inc.                       Delaware             100%
      Con-Gro, Corp.                           Delaware             100%
  Gro-Con, Inc.                                Delaware             100%
      Angstrohm Precision, Inc.                Delaware             100%
      Angstrohm Holdings, Inc.                 Delaware             100%
  Alma Components Ltd.                         Guernsey             100%



___________________________

Note:  Names of Subsidiaries are indented under name of Parent.

* Certain Directors' or other shares required by statute in foreign jurisdictions and totalling less than 1% of equity are omitted.

                                                                    Percent of
Name                                           Jurisdiction         Equity*
----                                           ------------         ------

   Vishay Resistor Products (U.K.) Ltd.        England & Wales      100%
       Heavybarter, Unlimited                  England & Wales      100%
           Vishay-Mann Limited                 England & Wales      100%
   Vitramon, Ltd                               England & Wales      100%
Dale Holdings, Inc.                            Delaware             100%
  Dale Electronics, Inc.                       Delaware             100%
      Components Dale de Mexico S.A. de C.V.   Mexico               100%
      Electronica Dale de Mexico S.A. de C.V.  Mexico               100%
      Vishay Electronic Components
       Asia Pte., Ltd.                         Singapore            100%
      The Colbar Corporation                   New Jersey           100%
      Dale Test Laboratories, Inc.             South Dakota         100%
      Angstrohm Precision, Inc. (Maryland)     Maryland             100%
  Bradford Electronics, Inc.                   Delaware             100%
Vishay Sprague Holdings Corp.                  Delaware             100%
  Sprague North Adams, Inc.                    Massachusetts        100%
  Sprague Sanford, Inc.                        Maine                100%
  Vishay Sprague, Inc.                         Delaware             100%
  Vishay Sprague Canada Holdings Inc.          Canada               100%
      Sprague Electric of Canada Limited       Canada               100%
  Sprague France S.A.                          France               100%
  Sprague Palm Beach, Inc.                     Delaware             100%
Vishay Acquisition Holdings Corp.              Delaware             100%
  Vitramon, Incorporated                       Delaware             100%
      Vitramon Pty. Limited                    Australia            100%
      Vitramon Japan Limited                   Japan                100%
      Vitramon do Brasil Ltda.                 Brazil               100%
      Vitramon Far East Pte. Ltd.              Singapore            100%
      Vitramon GmbH                            Germany              1%




____________________________

Note:  Names of Subsidiaries are indented under name of Parent.

* Certain Directors' or other shares required by statute in foreign jurisdictions and totalling less than 1% of equity are omitted.



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